Exhibit 10.5

nStor Technologies, Inc.

October 31, 2004

Hilcoast Development Corp.
1601 Forum Place
Suite 500
West Palm Beach, Florida  33417
Attn:  Mark F. Levy

Dear Mr. Levy:

We have agreed to the following amendments to that certain Promissory Note, dated June 30, 2003, in the amount of $2,806,744 (the “Note”), as amended on December 31, 2003 increasing the outstanding principal of the Note to $2,919,937, as amended on April 30, 2004 increasing the outstanding principal of the note to $2,997,164, as amended on July 31, 2004 increasing the principal balance of the Note to $3,057,435 with a maturity date of October 31, 2004 (“Amended Note”), payable by nStor Technologies, Inc. (“nStor”) to Hilcoast Development Corp., copies of which are attached hereto.

1)         Effective August 1, 2004, the interest rate on the Note is hereby reduced from 8% per annum to 6% per annum.

2)         The maturity date of the Amended Note is hereby extended from October 31, 2004 to April 15, 2006 (“Maturity”).

3)         The following amounts are hereby added to the $3,057,435 principal amount of the Amended Note: (i) Accrued and unpaid interest through October 31, 2004 in the amount of $46,112 and (ii) $46,453 of amounts due from nStor to Hilcoast Advisory Services, Inc. in connection with our advisory agreement, so that as of the date hereof, the principal amount of the Amended Note has been increased to $3,150,000 (the “New Principal Amount”).  Interest at the rate of six percent (6%) per annum will accrue on the unpaid New Principal Amount and be payable monthly on the tenth day of each month, commencing on December 10, 2004.  Any accrued and unpaid interest will be payable at Maturity.

Except as set forth in this letter, the Note remains unmodified and in full force and effect.  Please indicate your concurrence with the foregoing.

Sincerely,                                                         Hilcoast Development Corp.

/s/ Todd Gresham                                             Agreed By: /s/ Mark F. Levy
Todd Gresham                                                                         Mark F. Levy
President                                                                                  Vice President and Secretary
                                                                                                Hilcoast Advisory Services, Inc.

                                                                        Agreed By: /s/ Mark F. Levy
                                                                                                Mark F. Levy, President

6190 Corte Del Cedro * Carlsbad * California * 92009
(760) 683-2500 * fax (760) 683-2544